UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 4, 2026, the shareholders of Applied Optoelectronics, Inc. (the “Company”) approved Applied Optoelectronics, Inc. 2026 Equity Incentive Plan (the “2026 Plan”) at the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”). The 2026 Plan was previously approved by the Company’s Board of Directors (the “Board”), upon recommendation by the Company’s Compensation Committee (the “Committee”), subject to shareholder approval at the Annual Meeting. The 2026 Plan became effective on June 4, 2026, immediately following the Annual Meeting. The 2026 Plan replaces Applied Optoelectronics, Inc. Amended and Restated 2021 Equity Incentive Plan and Amended and Restated 2013 Equity Incentive Plan (together the “Prior Plans”). No new awards will be granted under the Prior Plans.

The following is a summary of the principal provisions of the 2026 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2026 Plan, which was attached as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on April 24, 2026 (the “Definitive Proxy Statement”) and is incorporated herein by reference. In addition, a more detailed summary of the 2026 Plan can be found on pages 53-59 of the Definitive Proxy Statement, which description is incorporated herein by reference.

The 2026 Plan authorizes the issuance of an additional 2,500,000 shares of the Company’s common stock. In addition to these newly authorized shares, any shares previously reserved and available for issuance, but not issued or subject to outstanding awards, under the 2021 Plan as of the effective date of the 2026 Plan will become available for issuance under the 2026 Plan, as will any shares that are subject to outstanding awards under the 2021 Plan as of the effective date of the 2026 Plan to the extent such shares are not issued and cease to be subject to such awards following the effective date of the 2026 Plan.

The Board or the Committee is authorized to administer the 2026 Plan. The Board or the Committee may delegate concurrent administration of the 2026 Plan to other committees consisting of one or more members of the Board or to one or more officers in accordance with the 2026 Plan’s terms and any conditions established by the Board or the Committee. The plan administrator is authorized to select the individuals to be granted awards and, subject to the terms of the 2026 Plan, to determine the types of awards to be granted, the number of shares subject to awards and the other terms, conditions and provisions of such awards.

Awards may be granted under the 2026 Plan to the Company’s employees, officers, directors, consultants, agents, advisors and independent contractors and those of the Company’s affiliates. Under the 2026 Plan, the Committee may grant stock awards, restricted stock and stock units, performance awards, stock options, stock appreciation rights and other stock or cash-based awards.

The foregoing summary of the 2026 Plan and the summary of the 2026 Plan set forth in the Proxy Statement are qualified in their entirety by reference to the full text of the 2026 Plan, which is filed as Exhibit 10.1 to this Current Report.

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Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, holders of an aggregate of 80,047,663 shares of the Company’s common stock at the close of business on April 10, 2026 were entitled to vote at the meeting, of which 51,375,083 or 64.18% of the eligible shares were represented in person or by proxy. The matters voted upon at the Annual Meeting and the final results of those votes were as follows:

Proposal No. 1: Election of two Class I Directors.

	For	Withheld	Broker Non-Votes
Che-Wei Lin	35,667,619	3,227,489	12,479,975
Robert (Bob) Flanagan	37,970,404	924,704	12,479,975

Proposal No. 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstain
51,297,379	38,044	39,660

Proposal No. 3: To approve on an advisory basis, the compensation of the Company’s named executive officers, or the “say-on-pay” vote.

For	Against	Abstain	Broker Non-Votes
38,001,385	672,239	221,484	12,479,975

Proposal No. 4: To approve the amendment of the Company’s Amended and Restated Certificate of Incorporation, as amended, to clarify the voting standard that applies to certain future amendments.

For	Against	Abstain
38,486,404	305,242	103,462

 Proposal No. 5: To approve the 2026 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
34,862,167	3,780,336	252,605	12,479,975

Proposal No. 6: To approve the adjournment of the Annual Meeting to a later date, if necessary or appropriate.

For	Against	Abstain
47,987,329	3,100,990	286,764

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Applied Optoelectronics, Inc. 2026 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2026	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo
	Title:	Senior Vice President and Chief Legal Officer

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